                                                                   EXHIBIT 10.21

     THIS AGREEMENT, made this 14th day of October, 1998, between BENDERSON-ROCHESTER ASSOCIATES, LLC ("Lessor"), having offices at 570 Delaware Avenue, Buffalo, New York 14202, and CHOICE ONE COMMUNICATIONS INC. ("Lessee"), having offices at 333 W. Commercial Street, E. Rochester, New York 14445.

                                  WITNESSETH:

That the Lessor hereby lets to the Lessee and the Lessee hereby hires from the Lessor the following premises:

approximately 32,200 square feet of space ("Demised Premises") located on the seventh and eighth floors at One Marine Midland Plaza, Chestnut Street, Rochester, New York, for a term of approximately eleven (11) years to commence on January 15, 1999, and to expire on the last day of the month which is ten (10) years following the date the entire Demised Premises is made available for Lessee's occupancy. Within a reasonable time thereafter, Lessor and Lessee shall enter into a supplemental agreement prepared by Lessor which confirms the Commencement Date and expiration date. Notwithstanding that the term shall commence January 15, 1999, Lessee and its employees and agents may enter the Demised Premises prior thereto provided that Lessee shall have delivered the insurance certificates required by Paragraph 19 herein and further provided that Lessee's early entry does not interfere with the completion of Lessor's work.

LESSEE COVENANTS TO PAY RENT AS FOLLOWS:

A base annual rent of fifteen dollars ($15.00) per square foot, payable in equal monthly installments, pursuant to the following schedule:

beginning January 15, 1999 Lessee shall pay $241,500.00 payable in equal monthly installments of $20,125.00 each since Lessee will occupy only 16,100 square feet (being one entire floor of the two floors which comprise the Demised Premises);

beginning June 15, 1999, Lessee shall pay an annual base rental of $362,250.00 payable in equal monthly installments of $30,187.50 each;

from January 15, 2000 or the date Lessee occupies the remainder of the eighth floor (whichever is sooner) to end of term Lessee shall pay an annual base rental of $483,000.00 payable in equal monthly installments of $40,250.00 each.

Such rents are payable in advance on the first day of each month without offset or deduction at the office of the Lessor at 570 Delaware Avenue, Buffalo, New York 14202 or such other address as may be designated by the Lessor in writing. In the event that the Commencement Date is other than on the first of the month, then the rental for the balance of the month shall be pro-rated accordingly and the full term of the Lease shall commence on the first day of the following month.

Lessee agrees to pay all rents and other charges under the terms of this Lease when they are due and payable. Any rents remaining unpaid ten (10) days after due date or any other charges
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                                      -2-

remaining unpaid ten (10) days after receipt of invoice shall be subject to a two percent (2%) monthly late charge.

EVERY COVENANT OF THIS LEASE SHALL BE DEEMED A CONDITION THEREOF WHICH SHALL
INCLUDE:

COVENANT TO PAY RENT

1. The Lessee shall pay the above specified rent at the times and place hereinbefore mentioned.

USE

2. Lessee covenants and agrees to use the Demised Premises for the following purpose: corporate headquarters including main customer service and sales office for Lessee's telecommunications business.

SIGNS, BUILDING ALTERATIONS AND CHANGES

3. The Lessee shall not use the premises for any other purpose than as above stated, nor erect or display any signs on the Demised Premises, nor make any alterations, additions or improvements to or upon the Demised Premises without the prior written consent of the Lessor, nor make or permit any defacement, injury or waste in, to or about the Demised Premises.

SUB-LETTING ASSIGNMENT

4. A. Consent by the Lessor to any assignment or sub-lease shall not be deemed consent to further or additional assignments and sublettings. In each case written consent of the Lessor must be obtained.

     B. The Lessee may, without the approval of the Lessor but upon prior written notice, assign this Lease, or sublease the whole of the Demised Premises, to (a) any corporation, a majority of whose voting stock is owned by Lessee, or (b) any corporation in which or with which Lessee, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of corporations so long as the assets and liabilities of the corporations participating in such merger or consolidation are transferred and assumed by the corporation surviving such merger or created by such consolidation, provided in any such event that the use and operation of the Demised Premises remains the same. Lessee agrees that in any assignment Lessee shall remain liable for all of the terms and conditions of this Lease during the original term and any options or renewals of this Lease.

SUBORDINATION OF MORTGAGES

5. This Lease shall be subject and subordinate to the lien of any mortgage or mortgages or deed or deeds of trust, which at any time may be placed upon the Lessor's interest in the Demised Premises, provided that as a condition to such subordination Lessee receives a written non-disturbance agreement from the holder of such mortgage or deed of trust.
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                                      -3-

EXAMINATION OF PREMISES

6. The Lessor shall at all reasonable times have access to the aforesaid Demised Premises for the purposes of examining the same, making repairs required to be made by Lessor, or for the purpose of showing the Demised Premises to prospective purchasers or lessees.

LAW AND RULE COMPLIANCE

7. Lessee agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County, Municipal authorities and regulations of the Board of Fire Underwriters applicable to the Demised Premises and to the business to be conducted by Lessee in the Demised Premises.

INCREASE IN INSURANCE RISK

8. In the event that Lessee's occupancy increases the total insurance premium on the premises of which the Demised Premises are a part, Lessee shall pay said increase in insurance premium as additional rental. Lessee agrees not to do or permit anything to be done in said premises or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein or which will obstruct or interfere with the rights of other tenants or conflict with the regulations of any pertinent authority or public or quasi-public department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from Lessee's violation of the foregoing, or from any act or omission on the part of Lessee, Lessee agrees to pay said increase in insurance premiums on the premises of which the Demised Premises are a part. Lessee shall, in any event, hold the Lessor harmless from the effect of any said violation, act or omission. In any action or proceedings wherein the Lessor and Lessee are parties, a schedule or "make up" of rate for the building on the Demised Premises, purporting to have been issued by the Insurance Service Organization in the state in which the Demised Premises is located, or other body making fire insurance rates for the Demised Premises, shall be prima-facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the Demised Premises.

SERVICES

9. A. If, under the terms of this Lease, Lessor is required to furnish heat, water, air conditioning, gas, electricity, janitorial or elevator service, any such service shall be given as long as Lessee is not in default under any of the covenants of this Lease, subject to strikes, accidents, breakdowns, and conditions beyond the control of Lessor, and upon such happening no claim for failure to furnish any such service shall be made by Lessee.

     B. Lessor shall not be liable for any failure of water supply or electric current, sprinkler damage, or failure of sprinkler service, nor shall Lessor be liable for any loss of property by theft or otherwise or for any damage to property or injury to persons occurring in or about the Demised Premises and caused by water, snow, steam, gas, ice, electricity, wires, sewage, heating, lighting or plumbing equipment, appliances, falling plaster, dampness, vermin, rodents, insects, or any latent defect in the building or any equipment thereof, or caused by or resulting from the carelessness, negligence or improper conduct on the part of Lessee or of any other tenant or of any visitors, servants, agents or employees of Lessee or of any other tenant or other persons, or the breakage, leakage or obstruction of the water or sewer pipes, appliances or plumbing works or other leakage in or about the Demised Premises, or from the street, subsurface or any other cause whatsoever, except as liability may be imposed on Lessor by any law, the provisions of which Lessee cannot legally waiver, and except for acts due to the negligence of Lessor, its employees or agents.

     C. Lessor shall not be liable for any interference with the light or air caused by the erection of other buildings or structures on adjoining or neighboring premises, or caused by operations by or for the city in construction of any public or quasi-public work. In the event Lessor engages in the reconstruction of the building, or the construction of any repair, alteration or addition thereto, Lessor covenants that its work will not materially interfere with Lessee's business operation or Lessee's ability to use its space.

     D. Lessor shall construct, install, operate, manage, equip, light, repair and maintain the building and common areas in a serviceable, neat and sightly condition for the benefit of Lessee and Lessee's customers, employees, licensees and invitees. Lessor's obligation shall include, but not be limited to, equipping, lighting, snow and ice removal, elevator services, cleaning the vestibule, cleaning, gardening, landscaping, public liability and property damage insurance, repairs, replacements, sanitary control, and attending and maintaining the parking areas; and to the extent necessary in Lessor's reasonable judgment security arrangements including private police and similar services and functions.

     E. Lessor shall furnish regular building services (i.e. heating, cooling, lighting, security, elevator and other building services) Monday through Friday 8:00 am to 6:00 pm and Saturday 8:00 am to 1:00 pm, Sundays and legal holidays excepted. Lessor acknowledges that Lessee shall utilize the Demised Premises twenty four hours per day and Lessor covenants that all building services, exclusive of heating and cooling, shall be available to Lessee on a 24 hour basis without additional charge therefore. In the event Lessee requires heating or cooling beyond regular building hours then Lessee shall reimburse Lessor, within twenty days of demand, the additional costs therefore and Lessor also reserves the right to have the Demised Premises submetered, at Lessee's cost.

     F. Lessor shall clean the Demised Premises in accordance with the specifications attached hereto as Exhibit A. Though it is agreed that such cleaning services are included in the base rent for the first lease year and that Lessee shall pay increases above the base year pursuant to Paragraph 22 herein, it is further agreed that for the period of January 15, 1999 to June 15, 1999 Lessee shall pay to Lessor Lessor's actual cleaning costs for the fifty percent (50%) of the seventh floor space constructed and delivered to Lessee.

TERMINATION ON DEFAULT AND RIGHTS OF LESSOR

10. A. In the event that Lessee shall violate any condition, covenant or agreement contained in this Lease, or any part thereof, then Lessor shall have the right at Lessor's election to terminate this Lease on first giving to Lessee ten (10) days' notice to cure such default, if such default is the failure to pay past due rent, or twenty (20) days' notice if such default is the breach or non-observance of any other covenant or condition, provided, however, that if the nature of
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                                      -5-

Lessee's default is such that it cannot be cured solely by payment of money and more than twenty (20) days may be reasonably required for such cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said twenty (20) day period and shall thereafter diligently prosecute such to completion; such election shall be served by registered or certified mail in a postpaid envelope addressed to Lessee at the address first above given. The above mentioned term shall cease upon the expiration of said ten (10) or twenty
(20) days, as the case may be, in the same manner and to the same effect as if that were the expiration of the original term of this Lease; it being further understood and agreed that such election shall be solely in the discretion of Lessor, and, if exercised, shall be conclusive upon Lessee.

     B. Notwithstanding the foregoing provision, it is agreed that if Lessee shall be adjudicated a bankrupt, or a receiver is appointed for the business and property of Lessee, or if Lessee shall make an assignment for the benefit of creditors, then at the option of Lessor, this Lease may be canceled upon written notice by Lessor to Lessee, but Lessor shall not be required to give the notice as required in Subparagraph `A.'

     C. If the Lessee shall be deemed in default of any one or all of the events contained in subparagraphs A and B above beyond the applicable notice and cure periods, the Lessor may:

          (1) at its option, without terminating this Lease, change the locks on the doors to said premises and exclude the Lessee therefrom until all of such defaults shall have been completely cured;

          (2) at its option, at once, without notice to Lessee or to any other person, terminate this Lease;

          (3) upon the termination of this Lease either at the option of the Lessor as aforesaid, or at the expiration by lapse of time of the term hereof, the Lessee will at once surrender possession of said premises to the Lessor and remove all effects therefrom and if such possession be not immediately surrendered, the Lessor may forthwith re-enter said premises and repossess itself thereof as in its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any trespass or forcible entry;

          (4) if the Lessee shall not remove all effects from said premises as above provided, Lessor may, at its option, remove any or all of said effects in any manner that Lessor shall choose and store the same without liability for loss thereof, and Lessee will pay the Lessor, on demand, any and all expenses incurred in such removal and also storage on said effects for any length of time during which the same shall be in Lessor's possession or in storage, or Lessor may at its option, without notice, sell any or all of said effects in such manner and for such price as the Lessor may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Lessee to the Lessor, including the expenses of removal and sale;

          (5) relet the Demised Premises or any part or parts thereof either in the name of Lessor or Lessee for a term or terms which may at Lessor's option extend beyond the balance of the term of this Lease, and Lessee shall pay Lessor any deficiency between the rent hereby reserved and covenanted to be paid in such reletting, including, but not limited to, attorneys' fees, brokers' fees and expenses of remodeling and putting the Demised Premises in good order and preparing the same for re-rental. Such deficiency shall be paid in monthly installments, upon statements rendered by Lessor to Lessee. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months;

          (6) collect from Lessee any other loss or damage Lessor may sustain by reason of any breach;

          (7) in the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right to enjoin any such breach or threatened breach;

          (8) declare the entire rental for the balance of the term, immediately due and payable at once.

     D. No receipt of monies by the Lessor from the Lessee, after the termination in any way of this Lease or after giving of any notice, shall reinstate, continue or extend the term of this Lease, or affect any notice given to the Lessee prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said premises, the Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit or said judgment.

     E. Any and all rights and remedies which Lessor may have under this Lease and any rider hereto attached and made a part hereof and at law or in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of such rights and remedies may be exercised at the same time. In the event of default by Lessee, Lessor shall have the option to terminate, without additional notice, any lease agreement between Lessor or any of its affiliates and Lessee.

HOLDING OVER

11. In the event that Lessee shall remain in the Demised Premises after the expiration of the term of this Lease without having executed a new written Lease with Lessor, such holding over shall not constitute a renewal or extension of this Lease. Lessor may, at its option, elect to treat Lessee as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against Lessee provided by law in that situation, or Lessor may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease except as to duration and rental.

CONDITION OF PREMISES

12. The Lessee shall at all times keep the interior of the Demised Premises in first class condition. The Lessee shall, at the expiration of the term, or any renewal or extensions thereof, surrender the Demised Premises in as good condition as the same are at the time possession thereof is delivered to the Lessee except for ordinary wear and tear. Lessee shall be responsible for properly using the water, heating, air conditioning, and plumbing fixtures and shall pay, as additional rent, for the repair of damage to same, if damage is done by Lessee, its agents, employees, customers, invitees, licensees or permitees.
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                                      -7-

MECHANIC'S LIEN

13. In the event that any mechanic's lien is filed against the premises as a result of alterations, additions or improvements made by Lessee, Lessee shall cause such lien to be bonded or removed and if Lessee fails to remove same within thirty (30) days from Lessor's written notice then Lessor, at its option, may pay the said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor the total expense incurred by Lessor in discharging or bonding the said lien, as additional rent hereunder.

EMINENT DOMAIN

14. If the property or any part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of Lessor, shall forthwith terminate. Lessee in no event shall have any claim or interest in or to any award of damages for such taking, except that Lessee may make a separate claim for loss of its personal property and moving expenses.

ACCELERATION

15. It is hereby mutually agreed that notwithstanding anything to the contrary herein contained, the said premises are demised for the rental for the entire said term, payable at the time of making of this Lease and that the provisions herein contained for the payment of said rent in installments are for the convenience of Lessee only and that upon default in payment of the rent installments as herein allowed, then the whole of the rent hereby reserved for the whole of said term and then remaining unpaid shall at once become due and payable without any notice or demand.

DESTRUCTION OF PROPERTY

16. In the event of the destruction of the Demised Premises or the building containing the said premises by fire, explosion, the elements or otherwise, during the terms hereby created or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, then the Lessor shall have a period of forty-five (45) days from the date of such destruction or partial destruction of Demised Premises to determine, at its election whether the Demised Premises shall be rebuilt, and Lessor thereafter shall have a period of one hundred twenty (120) days from the date of commencement of substantial repairs or reconstruction of Demised Premises to make such premises ready for occupancy. Notwithstanding the foregoing, the term hereby created, at the option of the Lessor, shall cease and become null and void from the date of such damage or destruction; and if such option is exercised the Lessee shall immediately surrender Demised Premise and all Lessee's interest therein to Lessor and shall pay rent only to the time of such surrender. However, should the Demised Premises be rendered untenantable and unfit for occupancy but yet be repairable, at the Lessor's election the Lessor shall repair the same with reasonable promptness, and in that case the rent accrued and accruing shall not cease and determine. Lessee shall immediately notify Lessor in case of fire or other damage to the premises. No claim shall be made by the Lessee in any case for compensation or damages by reason of interruption of its business through any such destruction and damage to the Demised Premises or arising from the necessity of repairing any portion of the entire premises of which the Demised Premises are a part. Notwithstanding anything contained herein to the contrary, in the event the Demised Premises are not restored within the aforesaid one hundred twenty (120) day period then Lessee may terminate this Lease on written notice given to Lessee anytime within fifteen (15) days following such one hundred twenty (120) day period.

BUILDING RULES

17. The rules and regulations of Lessor regarding the Demised Premises affixed to this Lease, if any, as well as those reasonable rules and regulations which shall hereafter apply to said premises, shall be observed by Lessee and by Lessee's guests, invitees, licensees, employees, agents and customers.

GLASS

18. Lessee agrees to replace at Lessee's expense any and all glass and molding which may become broken or in need of repair in and on the Demised Premises.

LIABILITY

19. A. The Lessee further covenants and agrees with the Lessor that during the term of this Lease and for such other times as the Lessee shall hold or have access to the Demised Premises, that, except for Lessor's negligence or willful misconduct (a) the Lessor shall not be liable to the Lessee or to any other person for any claim, injury, loss or damage to any person or property on or about the Demised Premises or the sidewalks adjacent thereto, if any, and (b) the Lessee will save the Lessor harmless and indemnified from and against such claim, injury, loss or damage. Lessee agrees to provide liability insurance with $1,000,000.00 combined single limits for bodily injury and property damage. Insurance policies will be written in the name of the Lessee with the Lessor named as an additional insured, and Lessee shall provide Lessor with certificates evidencing such policies upon execution of this Lease.

     B. The Lessor further covenants and agrees with the Lessee that during the term of this Lease and for such other times as the Lessee shall hold or have access to the Demised Premises, that, except for claims arising out of the negligence of Lessee, the Lessee shall not be liable to the Lessor or to any other person for any claim, injury, loss or damage to any person or property on or about common areas of the building.

CARE OF PREMISES

20. Lessee further agrees as follows: (a) to pay all separately metered utility charges promptly, (b) to make all repairs and replacements, which Lessee is obligated to make, in a workmanlike manner, (c) subject to Lessor's obligation pursuant to Paragraph 9 herein, to keep the Demised Premises and each part thereof in good, healthful and clean condition, (d) to prevent said premises from being destroyed or damaged by fire, the elements or otherwise, and
(e) not to overload the floors.
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                                      -9-

REDEMPTION

21. The Lessee expressly waives, forfeits, surrenders and releases the Lessor from the operation of any provision of law now in force or which may be hereafter enacted, giving the Lessee the right under any conditions after default, to the redemption and repossession of the Demised Premises or any part thereof.

OPERATING EXPENSES

22. A. As further additional rent, in the event that the operating expenses, hereinafter defined, incurred by Lessor during any year (or partial year) following the Base Year, hereinafter defined, shall exceed the operating expenses incurred by Lessor during the Base Year, Lessee shall pay to Lessor for such year (or partial year) an amount equal to the percentage, hereinafter defined, of the excess. Within ninety (90) days following the Base Year, and each year thereafter, Lessor shall furnish to Lessee a statement of the operating expenses for the preceding period and a statement of the operating expenses for the Base Year. If the operating expenses for such period exceed the operating expenses during the Base Year, the additional rent for such preceding period in an amount equal to the percentage of the excess shall be due from Lessee to Lessor, and such additional rent shall be payable by Lessee to Lessor within ten (10) days after receipt of the aforesaid statement. The statements thus furnished to Lessee constitute a final determination as between Lessor and Lessee for the operating expenses for the period represented thereby.

     B. Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, the entire additional rent for the preceding period, if not already paid, and a proportionate share of the additional rent until such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor. Promptly after said expiration or termination Lessor shall compute the additional rent due from Lessee as aforesaid, and within ten (10) days of Lessee's receipt of Lessor's computation Lessee shall make such payment. Lessee's obligation to pay any and all additional rent under this Lease and Lessor's and Lessee's obligation to make the aforesaid adjustments shall survive any expiration or termination of this Lease.

     C. For the purposes of the foregoing provisions the following definitions shall apply:

          (1) The term "operating expenses" shall mean any and all reasonable and customary costs and expenses paid, incurred or charged by Lessor in connection with the operation, servicing, maintenance and insurance of the premises of which the Demised Premises forms a part. If Lessor shall eliminate the payment of any wages or other costs as a result of the installation of labor saving devices or by any other means, then in computing the additional rent payable the corresponding item or items of such wages or other costs shall be deducted from the operating expenses for the Base Year. In the determining of operating expenses proper consideration shall be given to those items which are separately metered, directly billed or otherwise provided for.

          (2) The term "Base Year" shall mean the 1999 calendar year.

          (3) The term "the percentage" shall mean a fraction, the numerator of which is 32,200 square feet and the denominator of which is the occupied area of the building of which the Demised Premises forms a part.

ILLEGAL ENTRY

23. Lessee shall be responsible for damage to the Demised Premises as a result of illegal entry therein or trespass thereupon.

FINANCIAL DATA

24. Lessee shall cooperate with Lessor in every reasonable respect to assist Lessor in securing financing on the Demised Premises, including, but not by way of limitation, supplying to Lessor detailed certified financial statements and factual background of Lessee.

LESSOR'S RIGHT TO RECAPTURE

25. Lessor shall have the right of recapture to take over the space occupied by the Lessee should the Lessee wish to assign, sublet or vacate the Demised Premises or any part thereof before the expiration of said Lease, at the rental the Lessee is paying. The foregoing shall not apply to those transactions permitted without Lessor's consent pursuant to Paragraph 4(B) herein.

INCREASE IN TAXES

26. Lessee agrees to pay as additional rent its proportionate share of all increases in real estate taxes and assessments above the Tax Base Year, whether caused by increase in tax rate or increase of assessment. Lessee's proportionate share shall be that fractional portion of such increase, the numerator of which shall be 32,200 square feet and the denominator of which shall be the square foot area of the occupied office area of which the Demised Premises forms a part. The increase in tax rate shall include any increase in the present tax rate subsequent to the execution of this instrument. The increase of assessment heretofore referred to shall include any assessment increase after the date of this Lease or if the building is not yet complete, any assessment increase after the first year of full assessment on the completed building. As used herein, the term "Tax Base Year" shall mean 1999 County Taxes and July 1998-June 1999 City/School Taxes.

COVENANT AGAINST WITHHOLDING OF RENTAL

27. Notwithstanding any other provisions contained in this Lease or any extensions, modifications or renewals thereof, it is understood and agreed that in the event of default in performance of any agreement, condition, or other provisions to be performed by Lessor, or if for any other reason Lessee might be entitled to any reimbursement from Lessor, in no event shall Lessee deduct or withhold any such amount from rental payments due Lessor pursuant to the rental provision of this Lease, but upon written notice to Lessor Lessee may pay such sum to a mutually agreeable escrow agent to be held pending resolution (with interest accruing to the party entitled to such funds upon release from escrow).

MONTHLY RENTAL STATEMENTS

28. Lessor shall not be required to send to Lessee monthly statements for rentals due or to become due under the terms and conditions of this Lease. However, it is expressly agreed that monthly past due reminders shall constitute notice of default.

ALTERATIONS TO DEMISED PREMISES

29. In the event that any governmental authority directs any modification or alteration to the Demised Premises as the result of Lessee's occupancy, Lessee shall pay for the cost of such modification or alteration.

CONTINUED RENTAL OBLIGATION

30. If, for any reason, Lessee discontinues the use of the Demised Premises for the purposes rented or any purpose, Lessee shall still remain liable for the performance of the terms of this Lease and the payment of the rental thereunder.

INVALIDITY OF PARTICULAR PROVISION

31. If any term or provision of this Lease or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

PROTEST OF REAL ESTATE TAXES

32. In the event Lessor elects to protest the real estate taxes assessed against the Demised Premises and such protest shall result in a reduction of such assessment, Lessee agrees to pay its reasonable pro-rata share of the legal fees incurred thereby, provided in no event shall Lessee's pro-rata share of legal fees exceed its savings in taxes.

WATER DAMAGE

33. Lessor shall have no responsibility for any loss sustained by Lessee as the result of damage to Lessee's merchandise and equipment caused by flood waters or any other water damage, unless due to Lessor's negligence or willful misconduct.

CARPETING

34.  This paragraph is intentionally omitted.

RETURNED CHECKS

35. For a check sent in full or partial payment of any amounts owed pursuant to this Lease, or any rider thereto or modification thereof, which is not honored because of insufficient funds, uncollected funds or any other reason, there will be assessed a charge of $50.00 and all subsequent payments shall be made by cash, bank draft, certified check or money order.

INCREASE IN TAXES

36. Any increases in taxes resulting from construction or improvements made by or for the benefit of Lessee shall be paid solely by Lessee.

LESSOR'S WORK

37. Lessor shall remodel the Demised Premises pursuant to plans to be prepared by Lessee and approved by Lessor, provided that the cost does not exceed Lessee's allowance of $15.00 per square foot. Lessee agrees that if Lessor's cost for such work exceeds $15.00 per square foot of leasable space then Lessee shall pay such costs over $15 per foot to Lessor within twenty (20) days of written demand thereafter.

SECURITY

38.  This paragraph is intentionally omitted.

COLLECTION COSTS

39. All costs charged to or incurred by Lessor in the collection of any amounts owed pursuant to this Lease shall be paid by Lessee; and, at the option of Lessor, shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor on the first day of the following month.

TELEPHONE LINES

40. Lessor warrants that telephone service is available to the Demised Premises. Lessee shall be responsible for the installation and maintenance of any telephone lines which service the Demised Premises. All telephone lines shall be installed in a good, workmanlike manner at Lessee's cost and expense.

41.  This paragraph is intentionally omitted.

HAZARDOUS SUBSTANCES

42. Lessee shall not conduct any activities with respect to the Demised Premises or the building which result in the generation, storage or release of any toxic, hazardous or similar substances (as those terms may be defined from time to time in any federal, state or local law, rule or regulation). Lessee shall bear all liability for any claim, injury, loss or damage to any person or the environment as a result of any such toxic, hazardous or similar substances and Lessee will save Lessor harmless and indemnify Lessor against any such loss, claim, injury or damage, unless caused by Lessor's negligence or willful misconduct. Notwithstanding the foregoing, Lessee may use incidental cleaning supplies and other "hazardous" materials in connection with the use permitted hereunder provided that such usage is in compliance with applicable law.

CONTINUED OCCUPANCY

43.  This paragraph is intentionally omitted.

PERSONAL PROPERTY

44. Lessee assumes all risk or damage to or destruction, loss or pilferage of fixtures, personal property or any improvements Lessee has made within the Demised Premises or any loss suffered by Lessee's business resulting from any cause whatsoever and shall save and hold Lessor harmless from all claims resulting therefrom.

ESTOPPEL CERTIFICATES

45. Within ten (10) days after Lessor's written request therefore, Lessee shall deliver to Lessor or to any prospective purchaser or mortgagee of the Demised Premises a written statement certifying (if such is the case) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended; that all covenants, conditions and agreements on the part of Lessor hereunder have been performed; and that there are no defenses or offsets to the enforcement of this Lease by Lessor, or stating those claimed by Lessee.

CAPTIONS AND DEFINITIONS

46. Marginal captions of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provisions of this Lease apply, (a) in the plural sense if there shall be more than one Lessor, and (b) to any Lessor which shall be either a corporation, an association, a partnership or individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the Articles hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

WAIVER OF COVENANT OR CONDITION

47. The failure of Lessor to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same be and remain in full force and effect.

GOVERNING LAW

48. Lessor and Lessee agree that in the event of litigation arising from or in connection with this Lease, the governing law shall be the laws of the state in which the Demised Premises are located. Lessor and Lessee hereby waive any right either may have to a jury trial.

NEGOTIATION AND EXECUTION

49. The furnishing of this Lease to the Lessee by the Lessor shall not be considered an offer to lease, even though completed in every respect, until and unless the document has been executed by the appropriate officers of Lessor. No deposit of proposed rent or security deposit and no correspondence or other communication respecting this Lease shall create any obligation to go forward with this Lease until the Lease document is fully completed and executed by both the Lessor and Lessee.

PARKING

50. A. At no cost to Lessee and provided Lessee is operating its business at the Demised Premises and is not in default beyond applicable cure period, Lessor shall provide Lessee with fifty (50) parking spaces in the surface parking lots adjacent to the building of which the Demised Premises forms a part.

     B. Lessor shall also make forty (40) underground parking spaces available to Lessee for Lessee to purchase at market rates. If upon the Commencement Date, Lessee elects to purchase fewer than the forty spaces so reserved, then Lessee's ability to later purchase such spaces shall be subject to their availability.

     C. Between the hours of 6:00 p.m. and 7:00 a.m. and on weekends and federal holidays Lessee may use, at no cost to Lessee, up to thirty (30) additional parking spaces in the underground garage provided that Lessee is operating its business at the Demised Premises and is not in default beyond applicable cure periods.

BUILDING NAME

51. A. Lessor agrees that during the term of this Lease and provided Choice One Communications Inc. is operating its business from the Demised Premises Lessor shall not name the building after any of Lessee's competitors. As used herein, Lessee's competitors shall mean any company selling telecommunications services (including local long-distance, telephone and data and internet provider) or any equipment manufacturer or equipment provider to such service companies.

     B. Lessee acknowledges that so long as the Marine Midland Lease is in effect that Lessor cannot change the name of the building. If anytime during the term of this Lease Lessor is able to change the building name then it shall notify Choice One Communications Inc. and Choice One Communications Inc. shall have the first right to the building name provided at the time said renaming occurs Choice One Communications Inc. is occupying at least 100,000 square feet of space and has a then remaining Lease term of not less than ten (10) years.

SOLICITATION

52. Lessor acknowledges that Lessee may solicit other tenants in the building for Lessee's products and services.

STORAGE

53. Lessor acknowledges that since Lessee will occupy only a portion of the Demised Premises upon commencement of the term of this Lease the remaining Demised Premises space may be used by Lessee for temporary storage until such time as Lessor begins construction in such area.

EARLY TERMINATION

54. Notwithstanding anything contained herein to the contrary, if after the fifth lease year Lessee needs additional space Lessee may notify Lessor in writing of the amount of additional space so required. Within seventy-five days from receipt of Lessee's notice Lessor shall inform Lessee in writing of the location and date of availability for the expansion space and as soon as practicable thereafter Lessor and Lessee shall enter into a modification agreement whereby the size of the Demised Premises and the rent payable hereunder is increased accordingly. Such additional space shall be rented at the same rate per square foot and Lessee's allowance for construction shall be $15.00 per square foot. Lessee shall then prepare and deliver drawings and specifications to Lessor and Lessor shall deliver the expansion space to Lessee no later than one-hundred twenty days from receipt of Lessee's plans. In the event Lessor cannot deliver Lessee the additional space it shall notify Lessee in writing ("Lessor's Rejection Notice"), and Lessee may terminate this Lease on not less than one hundred twenty (120) day notice given within thirty (30) days from Lessee's receipt of Lessor's Rejection Notice provided that at the time of giving such termination notice Lessee pays to Lessor the unamortized cost of Lessor's improvements to the original Demised Premises (amortized over 10 years at 10% interest).

DELIVERY DATES

55. A. Provided that Lessor receives Lessee's final plans on or before November 1, 1998 then Lessor shall deliver the initial 16,100 square feet of space on the eighth floor and fifty percent (50%) of the seventh floor to Lessee on or before January 15, 1999.

     B. Lessor shall deliver the remainder of the seventh floor space to Lessee within seventy-five (75) days from receipt of Lessee's final plans for such space (but not before April 1, 1999).

NEITHER PARTY HAS MADE ANY REPRESENTATIONS OR PROMISES EXCEPT AS HEREIN CONTAINED, AND NO MODIFICATION OF ANY PROVISION HEREOF SHALL BE VALID UNLESS IN WRITING AND SIGNED BY THE PARTIES HERETO.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals, the corporate parties by their proper officers thereunto duly authorized, as of the day and year first above written.

LESSOR:                    HENDERSON-ROCHESTER ASSOCIATES, LLC

Date:  October 23, 1998    By: /s/ Ronald Henderson
                               ------------------------------
                               Ronald Henderson, Manager

Date:  October 23, 1998    By: /s/ David Baldauf
                               ------------------------------
                               David H. Baldauf, Manager

LESSEE:                    CHOICE ONE COMMUNICATIONS, INC.


Date:                      By: /s/ Steve M. Dubnik
     ----------------          ------------------------------
                           Name  Steve M. Dubnik
                           Its:  Chairman and Chief Executive Officer
                           Tax ID#:  16-1550742

                         GENERAL RULES AND REGULATIONS

1. The sidewalk, entrances, passages, courts, vestibules, corridors and halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises without prior written consent of Lessor.

2. No awnings or other projections shall be attached to the outside walls of the buildings without the prior written consent of Lessor.

3. No sign, signal, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside of the respective premises without the prior written consent of the Landlord (except that Lessee may use signage in accordance with the Lease). In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability and may charge any reasonable expense incurred in such removal to the tenants violating this rule.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any tenant.

5. No show cases, sales tables, merchandise displays, or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, common passageways, corridors or vestibules without the prior written consent of Lessor.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licenses shall have caused the same.

7. No tenant shall cause or permit any unusual or objectionable odors which would constitute a common law nuisance to be produced upon or released from the respective premises.

8. No space in the common area of the shopping center portion shall be used for the sale of merchandise, goods, or property of any kind at auction without prior written consent of Lessor.

9. No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the building or those having business within them, whether by the use of any musical instrument, amplified sound, whistling, or signing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights down the passageways.

10. No Lessee, nor any of Lessee's servants, employees, agents, visitors or licensees, shall at any time bring or keep in the respective premises any flammable, combustible or explosive fluid, chemical or substance.

11. Lessee will, upon the termination of its tenancy, use reasonable efforts to restore to Lessor all keys of stores and offices, either furnished to, or otherwise procured by Lessee, and in the event closets or other lockable permanent fixtures are installed in the respective premises, give all keys or combinations thereto to Lessor at the termination of the Lease.

12. The respective premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13. Lessor's employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Lessor.

14. Canvassing, soliciting and distribution of hand bills is prohibited and each tenant shall cooperate to prevent the same.

15. There shall not be used in any space, or in the public halls of the building, either by any tenant or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

                                   EXHIBIT A
                               CLEANING SCHEDULE

Nightly
(between the hours of 7:00 p.m. and 6:00 a.m., Monday through Friday, Legal Holidays excepted).
1.   Clean lavatories as follows:
     (a)  Sweep and wash floors, using an odorless disinfectant in wash water.
     (b) Wash and polish all mirrors, powder shelves, bright work, and enamel surfaces.
     (c)  Thoroughly scour, wash and disinfect all basins, bowls, and urinals.
     (d)  Wash and disinfect all toilet seats, both sides.
     (e) Wash all partitions, tile walls, towel, paper, and sanitary napkin dispensers, and receptacles, as required.
     (f)  Empty and clean paper towel and sanitary disposal receptacles.
     (g) Fill toilet tissue holders, soap dispensers and towel dispensers, materials to be furnished by Landlord.
2. Empty and clean all waste receptacles, ashtrays and sand urns. Utilize plastic bag liners in all waste receptacles.
3.   Wash, clean and disinfect all water fountains and water coolers.
4. Hand dust all office furniture and fixtures, shelves, sills and other dust collecting surfaces.
5.   Remove all rubbish and trash from premises
6.   Vacuum all rugs and carpeting and remove any spots or stains.
7. Dust mop all uncarpeted areas, using treated mops and damp mop, as necessary to remove any stains or spills.
8. Damp mop floors in entrance foyers, elevator lobbies, and public corridors, if applicable.
9. Wet sponge wipe table tops in employee lounge, including cleaning of any spills, if applicable.
10. During nightly tour, close all windows and blinds, extinguish lights, lock doors and report any malfunctions.
11.  Keep locker, storage and slop sink rooms in a clean and orderly manner.
12.  Keep sidewalks and parking areas clean and rubbish free.

Weekly
1.   Damp mop and buff polish all uncarpeted areas.
2.   Keep lawn and landscaping properly maintained, if applicable.
3. Wash all directory board, display, entry door, and side light glass, as necessary.

Bi-Monthly
1.   All uncarpeted floor areas to be washed, waxed and machine polished.
2.   Clean air conditioning grilles and filters as required.
3.   High dusting:
     (a) Dust in place all pictures, frames, charts, graphs and similar wall hangings.
     (b) Dust clean all vertical surfaces, such as walls, partitions, doors, books and other surfaces not reached in nightly cleaning.
     (c) Dust clean all exposed pipes, air conditioning louvers, ducts and other areas not reached in nightly cleaning.

     (d)  Dust clean all lighting fixtures.
     (e)  Vacuum all mini blinds.
4. Remove all finger marks and smudges from doors, partitions, woodwork, window ledges and window mullions.
5.   Wash, clean, and disinfect all lavatory vinyl.

Semi-Annually
1.   Wash all windows inside and out.
2. Clean all rugs and carpeting using a process in accordance with manufacturer's recommended specifications.

Annually
1.  Damp wipe all light fixtures, including lenses and fluorescent tubes.
2.  Clean all vinyl.